INTERMOLECULAR NAMES SEMICONDUCTOR INDUSTRY VETERAN
RICK NEELY CFO

Mr. Neely Brings More than 30 Years of Financial and Operations Management Experience
from Leading High-Tech Companies

SAN JOSE, Calif. - October 2, 2013 - Intermolecular, Inc. (NASDAQ: IMI) today announced that it has named C. Richard (Rick) Neely, Jr. as the company’s chief financial officer (CFO) and senior vice president. Mr. Neely will assume responsibility for finance, accounting, and various other general and administrative functions, effective immediately. He replaces Reed Birnbaum, Intermolecular’s vice president of finance and corporate controller, and acting principal financial and accounting officer.

“On behalf of all employees at Intermolecular, I’d like to welcome Rick to our team. His extensive expertise made him an ideal CFO candidate for Intermolecular and we are excited to now have him on board. Rick possesses the strong professional background in high-tech markets we were seeking, which will allow him to immediately contribute as a key member of our leadership team,” stated Dave Lazovsky, president and chief executive officer at Intermolecular. “I’d also like to thank Reed for stepping in while we conducted our CFO search. We appreciate his tireless efforts and look forward to his continuing contributions to Intermolecular’s financial operations as he supports Rick.

A semiconductor industry veteran, Mr. Neely was previously the CFO of Tessera Technologies, a leading semiconductor intellectual property provider. Before that, he was CFO and vice president of supply chain at Livescribe, a developer of smart pens and innovative digital writing products. Mr. Neely also served as CFO at Monolithic Power Systems, a fabless semiconductor company specializing in high-performance analog ICs, and CFO at NuCORE Technology, a fabless semiconductor company that made digital image processors. Earlier in his career, he held a variety of senior financial management positions at Synopsys and Advanced Micro Devices.

Mr. Neely holds a bachelor’s degree in economics from Whitman College, and an MBA from the University of Chicago. He served on the board of Aviza Technology, a semiconductor equipment supplier, for several years as chairman of the Audit Committee.

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the Company’s expectations for any incremental revenue related to the technology that is being leveraged. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to risks detailed from time to time under the heading “Risk Factors” in the Company’s report on Form 10-K for fiscal year 2012, and its subsequent reports on Form 10-Q for fiscal year 2013. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

3011 North First Street, San Jose, CA 95134 (408) 582-5700 / (408) 582-5401 fax

About Intermolecular, Inc.

Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean energy industries. The approach consists of its proprietary HPC™ platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. “Intermolecular” and the Intermolecular logo are registered trademarks; and “HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

Contacts

Press Contact
David Moreno
MCA Public Relations
dmoreno@mcapr.com
+1.650.968.8900 x125

Investors
Gary Hsueh, Intermolecular
Sr. Director of Corporate Development and Investor Relations
gary.hsueh@intermolecular.com
+1.408.582.5635

Source: Intermolecular

3011 North First Street, San Jose, CA 95134 (408) 582-5700 / (408) 582-5401 fax